EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement No. 33-72788 of U.S.B. Holding Co., Inc. (the "Company") on Form S-3 and Registration Statement Nos. 333-106376, 333-63408, 333-75317, 333-65161,
333-56169, 333-43797, 333-27451, 33-80678 and 2-90674 of U.S.B. Holding Co.,
Inc. on Forms S-8 of our report dated February 20, 2004 incorporated by reference in the Company's 2003 Annual Report on Form 10-K and appearing in the Company's 2003 Annual Report to Shareholders.

/s/ DELOITTE & TOUCHE LLP
Stamford, Connecticut

March 11, 2004